Exhibit 99.1

Noodles & Company Announces Second Quarter 2019 Financial Results
Comparable Sales Increased 4.8% Company-wide
Restaurant Level Margin Increased 160 bps vs Prior Year

Broomfield, Colo., August 6, 2019 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its second quarter ended July 2, 2019.
Key highlights for the second quarter of 2019 versus the second quarter of 2018 include:

•	Total revenue increased 2.4% to $120.2 million from $117.4 million, primarily due to the increase in comparable restaurant sales.

•	Comparable restaurant sales increased 4.6% system-wide, comprised of a 4.8% increase at company-owned restaurants and a 3.7% increase at franchise restaurants.

•	Net income was $0.4 million, or $0.01 per diluted share, compared to a net loss of $5.9 million, or $0.14 loss per diluted share.

•	Adjusted net income(1) was $2.1 million, or $0.05 per diluted share, compared to an adjusted net income of $0.4 million, or $0.01 per diluted share.

•	Restaurant contribution margin(1) increased 160 basis points to 17.1%.

•	Adjusted EBITDA(1) increased 20.5% to $10.9 million from $9.1 million.
______________________

(1)
Adjusted EBITDA, restaurant contribution margin, and adjusted net income (loss) are non-GAAP measures. Reconciliations of net income (loss) to adjusted EBITDA and adjusted net income (loss) and of operating income (loss) to restaurant contribution margin are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

“Our strong second quarter results are further evidence that our strategic initiatives are working, as the Company continues to benefit from our culinary, operational and off-premise initiatives” said Dave Boennighausen, Chief Executive Officer. “Comparable sales growth of 4.8% company-wide included a 47% increase in digital sales and were delivered against significantly more challenging comparisons year over year as we lapped last year’s introduction of zucchini noodles. Additionally, our restaurant level margin expanded 160 basis points over the prior year to 17.1% of sales during the second quarter, culminating in overall adjusted EBITDA growth of 20.5%.”

Paul Murphy, Executive Chairman of the Company, remarked, “Our fifth consecutive quarter of positive comparable sales growth - including two-year comparable sales growth of 9.8% at company owned restaurants, validates the strong trajectory of the business. We continue to execute our strategy with further innovation around plant-based, healthier menu options as well as improving the accessibility and convenience for our guests through our digital and off-premise platforms. The brand is positioned well as we continue to drive AUV and margin expansion as well as initiate a focus on new restaurant growth.”

Second Quarter 2019 Financial Results
Total revenue increased $2.8 million in the second quarter of 2019, or 2.4%, to $120.2 million, compared to $117.4 million in the second quarter of 2018. This increase was primarily due to the increase in comparable restaurant sales partially offset by the impact of restaurants closed since the beginning of second quarter of 2018, most of which were approaching the expiration of their leases. Average unit volume (“AUV”) for the quarter increased $56,000 to $1,148,000 compared to $1,092,000 in the second quarter of 2018.

In the second quarter of 2019, system-wide comparable restaurant sales growth was 4.6%, comprised of a 4.8% increase at company-owned restaurants and a 3.7% increase at franchise restaurants. Comparable sales in the second quarter of 2019 were negatively impacted by approximately 50 bps due to the shift in the timing of the Easter holiday.

There were no new company-owned restaurants opened nor closed in the second quarter of 2019. The Company had 457 restaurants at the end of the second quarter 2019, comprised of 395 company-owned restaurants and 62 franchise restaurants.

For the second quarter of 2019, the Company reported net income of $0.4 million, or $0.01 income per diluted share, compared with a net loss of $5.9 million in the second quarter of 2018, or $0.14 loss per diluted share. Income from operations for the second quarter of 2019 was $1.2 million, compared to a loss of $4.2 million in the second quarter of 2018. In the second quarter of 2019, the Company recorded a $2.2 million impairment charge for two restaurants and incurred $0.6 million which was comprised of ongoing costs for restaurants closed in previous years, partially offset by gains related to lease re-measurements, and loss on disposal of assets. In the second quarter of 2018, we did not impair any restaurants and recognized $1.5 million of closure costs, $0.9 million related to restaurants closed 2018, most of which were approaching the expiration of their leases, and $0.6 million related to restaurants closed in previous years, and we incurred $1.1 million comprised of costs related to previously impaired restaurants and loss on disposal of assets. In the second quarter of 2018, the Company recognized a $3.4 million charge for the final assessment related to a data breach liability and a $0.3 million charge for the settlement of the Delaware gift card litigation.

Restaurant contribution margin increased 160 bps to 17.1% in the second quarter of 2019, compared to 15.5% in the second quarter of 2018. This increase was primarily due to leverage on increased AUVs, lower marketing spend and utilities costs, offset by increased third-party delivery fees associated with higher delivery revenues.

Adjusted net income was $2.1 million, or $0.05 per diluted share, in the second quarter of 2019, compared to an adjusted net income of $0.4 million, or $0.01 per diluted share, in the second quarter of 2018. Adjusted EBITDA increased to $10.9 million in the second quarter of 2019 from $9.1 million in the second quarter of 2018.

First Two Quarters of 2019 Financial Results
Total revenue increased $2.3 million in the first two quarters of 2019, or 1.0%, to $230.2 million, compared to $227.9 million in the first two quarters of 2018. This increase was primarily due to the increase in comparable restaurant sales.

In the first two quarters of 2019, comparable restaurant sales increased 3.8% system-wide, including a 3.9% increase for company-owned restaurants, and a 3.2% increase for franchise restaurants. In the first two quarters of 2019, the Company acquired one franchise location.

For the first two quarters of 2019, the Company reported a net loss of $1.4 million, or $0.03 loss per diluted share, compared to a net loss of $9.5 million, or $0.23 loss per diluted share for the first two quarters of 2018. Income from operations for the first two quarters of 2019 improved to $0.1 million compared to a loss of $6.8 million in the same period of 2018. In the first two quarters of 2019, the Company recorded a $2.2 million impairment charge for two restaurants and incurred $0.8 million which was comprised of ongoing costs for restaurants closed in previous years, partially offset by gains related to lease re-measurements, and loss on disposal of assets. In the first two quarters of 2018, the Company recognized a $3.4 million charge for the final assessment related to a data breach liability and a $0.3 million charge for the settlement of the Delaware gift card litigation. In the first two quarters of 2018, we impaired one restaurant and recognized $2.1 million of closure costs, $0.9 million related to restaurants closed 2018, most of which were approaching the expiration of their leases, and $1.2 million related to restaurants closed in previous years, and we incurred $1.2 million loss on disposal of assets.

Restaurant contribution margin was 15.0% in the first two quarters of 2019, compared to 14.2% in the first two quarters of 2018. This increase was primarily due to leverage on increased AUVs, lower marketing spend and utilities costs, offset by increased third-party delivery fees associated with higher delivery revenues and higher benefit costs from certain individual high dollar claims.

Adjusted net income was $0.9 million for the first two quarters of 2019, compared to adjusted net loss of $1.4 million in the first two quarters of 2018. Adjusted EBITDA increased to $16.5 million in the first two quarters of 2019 from $14.7 million in the first two quarters of 2018.

2019 Outlook

The Company currently expects the following for the full year 2019:

•	Adjusted net income per diluted share of $0.08 to $0.16;

•	Total revenue of $466.0 million to $474.0 million;

•	Comparable restaurant sales of 3.0% to 5.0%;

•	Restaurant contribution margin of 15.5% to 16.5%;

•	Adjusted EBITDA of $37.0 million to $41.0 million;

•	Approximately six new restaurants system-wide, including five company locations; and

•	Capital expenditures of $14.5 million to $19.0 million.

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. The non-GAAP financial measures noted above have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions
Average Unit Volume — represents of the average annualized sales of all company-owned restaurants for the trailing 12 periods. AUV is calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in consumer traffic and per person spending patterns at our restaurants.
Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic.
Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.
EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, acquisition costs, severance costs and stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.
Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call
Noodles & Company will host a conference call to discuss its second quarter financial results on Tuesday, August 6, 2019 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 9494476. The replay will be available until Tuesday, August 13, 2019. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Tuesday, August 13, 2019.
Non-GAAP Financial Measures
To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.
For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2019 filed on March 15, 2019. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2019	July 3, 2018	July 2, 2019	July 3, 2018
Revenue:
Restaurant revenue	$118,858	$116,451	$227,623	$226,064
Franchising royalties and fees, and other	1,332	944	2,613	1,857
Total revenue	120,190	117,395	230,236	227,921
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	30,448	31,089	59,539	60,345
Labor	38,877	38,043	75,969	74,615
Occupancy	12,311	12,357	24,741	25,120
Other restaurant operating costs	16,858	16,875	33,314	33,773
General and administrative	11,848	14,813	21,988	25,081
Depreciation and amortization	5,661	5,797	11,168	11,617
Pre-opening	65	3	65	50
Restaurant impairments, closure costs and asset disposals	2,884	2,580	3,304	4,160
Total costs and expenses	118,952	121,557	230,088	234,761
Income (loss) from operations	1,238	(4,162)	148	(6,840)
Loss on extinguishment of debt	—	626	—	626
Interest expense, net	800	1,154	1,561	2,292
Income (loss) before income taxes	438	(5,942)	(1,413)	(9,758)
Provision (benefit) for income taxes	—	(7)	—	(248)
Net income (loss)	$438	$(5,935)	$(1,413)	$(9,510)
Earnings (loss) per share of Class A and Class B common stock, combined:
Basic	$0.01	$(0.14)	$(0.03)	$(0.23)
Diluted	$0.01	$(0.14)	$(0.03)	$(0.23)
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	43,964,175	41,172,924	43,955,580	41,150,698
Diluted	45,075,888	41,172,924	43,955,580	41,150,698

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2019	July 3, 2018	July 2, 2019	July 3, 2018
Revenue:
Restaurant revenue	98.9%	99.2%	98.9%	99.2%
Franchising royalties and fees, and other	1.1%	0.8%	1.1%	0.8%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	25.6%	26.7%	26.2%	26.7%
Labor	32.7%	32.7%	33.4%	33.0%
Occupancy	10.4%	10.6%	10.9%	11.1%
Other restaurant operating costs	14.2%	14.5%	14.6%	14.9%
General and administrative	9.9%	12.6%	9.6%	11.0%
Depreciation and amortization	4.7%	4.9%	4.9%	5.1%
Pre-opening	0.1%	—%	—%	—%
Restaurant impairments, closure costs and asset disposals	2.4%	2.2%	1.4%	1.8%
Total costs and expenses	99.0%	103.5%	99.9%	103.0%
Income (loss) from operations	1.0%	(3.5)%	0.1%	(3.0)%
Loss on extinguishment of debt	—%	0.5%	—%	0.3%
Interest expense, net	0.7%	1.0%	0.7%	1.0%
Income (loss) before income taxes	0.4%	(5.1)%	(0.6)%	(4.3)%
Provision (benefit) for income taxes	—%	—%	—%	(0.1)%
Net income (loss)	0.4%	(5.1)%	(0.6)%	(4.2)%
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(1)	As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	July 2, 2019	January 1, 2019
Balance Sheet Data
Total current assets	$20,730	$23,351
Total assets	381,356	172,032
Total current liabilities	51,843	33,147
Total long-term debt	43,714	44,183
Total liabilities	334,453	119,351
Total stockholders’ equity	46,903	52,681

	Fiscal Quarter Ended
	July 2, 2019	April 2, 2019	January 1, 2019	October 2, 2018	July 3, 2018
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	395	395	394	401	404
Franchise restaurants at end of period	62	64	65	65	65
Revenue Data:
Company-owned average unit volume	$1,148	$1,131	$1,119	$1,107	$1,092
Franchise average unit volume	$1,164	$1,155	$1,153	$1,139	$1,113
Company-owned comparable restaurant sales	4.8%	3.0%	3.7%	5.2%	5.0%
Franchise comparable restaurant sales	3.7%	2.8%	5.3%	7.6%	8.0%
System-wide comparable restaurant sales	4.6%	3.0%	4.0%	5.5%	5.4%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2019	July 3, 2018	July 2, 2019	July 3, 2018
Net income (loss)	$438	$(5,935)	$(1,413)	$(9,510)
Depreciation and amortization	5,661	5,797	11,168	11,617
Interest expense, net	800	1,154	1,561	2,292
Provision (benefit) for income taxes	—	(7)	—	(248)
EBITDA	$6,899	$1,009	$11,316	$4,151
Restaurant impairments, closure costs and asset disposals	2,884	2,580	3,304	4,160
Acquisition costs	—	—	36	—
Stock-based compensation expense	1,155	1,012	1,881	1,592
Litigation settlements	—	3,796	—	3,796
Loss on extinguishment of debt	—	626	—	626
Fees and costs related to registration statements and related transactions	—	53	—	53
Severance costs	—	—	—	278
Adjusted EBITDA	$10,938	$9,076	$16,537	$14,656
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2019	July 3, 2018	July 2, 2019	July 3, 2018
Net income (loss)	$438	$(5,935)	$(1,413)	$(9,510)
Restaurant impairments and closure costs (a)	2,429	1,998	2,700	3,079
Litigation settlements (b)	—	3,796	—	3,796
Loss on extinguishment of debt (c)	—	626	—	626
Fees and costs related to registration statements and related transactions (d)	—	53	—	53
Severance costs (e)	—	—	—	278
Tax adjustments, net (f)	(759)	(149)	(341)	262
Adjusted net income (loss)	$2,108	$389	$946	$(1,416)

Earnings (loss) per share of Class A and Class B common stock, combined:
Basic	$0.01	$(0.14)	$(0.03)	$(0.23)
Diluted	$0.01	$(0.14)	$(0.03)	$(0.23)
Adjusted earnings (loss) per share of Class A and Class B common stock, combined (g)
Basic	$0.05	$0.01	$0.02	$(0.03)
Diluted	$0.05	$0.01	$0.02	$(0.03)
Weighted average Class A and Class B common stock outstanding, combined (g)
Basic	43,964,175	41,172,924	43,955,580	41,150,698
Diluted	45,075,888	42,643,123	45,056,026	41,150,698
_____________________________
Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net income (loss) plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)
Reflects the adjustment to eliminate the impact of impairing restaurants and ongoing closure costs recognized during the second quarter and first two quarters of 2019 and 2018. The second quarter and first two quarters of 2019 includes an impairment charge related to two restaurants while only one restaurant was impaired in the second quarter and first two quarters of 2018. All periods include ongoing closure costs from restaurants closed in previous years. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.

(b)
Reflects the adjustment to eliminate the charges booked in the second quarter of 2018 for the final assessment related to data breach liabilities, and the settlement of the Delaware gift card litigation.

(c)
Reflects the adjustment to eliminate the loss on extinguishment of debt which resulted from writing off the remaining unamortized balance of debt issuance costs related to the prior credit facility when it was repaid in full in the second quarter of 2018.

(d)	Reflects the adjustment to eliminate the expenses related to the registration statement the Company filed in the first quarter of 2018.

(e)	Reflects the adjustment to eliminate the severance costs from department structural changes.

(f)	Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (e) above.

(f)	Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Two Fiscal Quarters Ended
	July 2, 2019	July 3, 2018	July 2, 2019	July 3, 2018
Income (loss) from operations	$1,238	$(4,162)	$148	$(6,840)
Less: Franchising royalties and fees, and other	1,332	944	2,613	1,857
Plus: General and administrative	11,848	14,813	21,988	25,081
Depreciation and amortization	5,661	5,797	11,168	11,617
Pre-opening	65	3	65	50
Restaurant impairments, closure costs and asset disposals	2,884	2,580	3,304	4,160
Restaurant contribution	$20,364	$18,087	$34,060	$32,211

Restaurant contribution margin	17.1%	15.5%	15.0%	14.2%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.